CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Service Providers," "Experts" and "Financial Highlights" (Appendix C) in the Registration Statement on Form N-14 under the Securities Act of 1933 of Ultimus Managers Trust (Pre-Effective Amendment No. 2) and the incorporation by reference therein of our report dated December 10, 2015, with respect to the financial statements of Stralem Equity Fund included in its Annual Report on Form N-CSR for the year ended October 31, 2015 filed with the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York
September 6, 2016